Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 5 to the Registration Statement (No. 333-207816) on Form S-1 of Turning Point Brands, Inc. of our report dated March 23, 2016, except for Note 20, as to which the date is April 28, 2016, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ RSM US LLP

Greensboro, North Carolina

April 28, 2016